As filed with the Securities and Exchange Commission on December 23, 2013
Registration No. 333-192931

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Covisint Corporation

(Exact name of Registrant as specified in its charter)

Michigan	26-2318591
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number.)

One Campus Martius Detroit, Michigan	48226-5099
(Address of principal executive offices)	(Zip code)

COVISINT CORPORATION 2009 LONG TERM INCENTIVE PLAN
(Full title of the plan)

Enrico Digirolamo Chief Financial Officer Covisint Corporation One Campus Martius Detroit, Michigan 48226-5099 (313) 227-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to: Michael A. Sosin, Esq. General Counsel Covisint Corporation One Campus Martius Detroit, Michigan 48226-5099 (313) 227-7144
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):
Large accelerated filer  ☐    Accelerated filer  ☐
Non-accelerated filer  ☒ (Do not check if a smaller reporting company)    Smaller reporting company  ☐

EXPLANATORY NOTE
On December 18, 2013, Covisint Corporation (the “Registrant”) filed a Registration Statement on Form S-8, File No. 333-192931 (the “Original Registration Statement”) with the Securities and Exchange Commission (the “SEC”) registering under the Securities Act of 1933, as amended, 4,500,000 shares of the Registrant’s common stock, no par value, that may be issued pursuant to the Registrant’s 2009 Long-Term Incentive Plan. This Post-Effective Amendment No. 1 to the Original Registration Statement (this “Amendment No. 1” and, together with the Original Registration Statement, the “Registration Statement”) is being filed to furnish the correct version of Exhibit 15.1 Awareness Letter (the “Exhibit”) in lieu of the Exhibit that was initially included in the Original Registration Statement. The Exhibit in the Original Registration Statement inadvertently referred to the review report on November 5, 2013 as including an unqualified opinion on the interim financial statements. This corrected version of the Exhibit removes the reference to an unqualified opinion on the review report.
    Except as described above, no other changes have been made to the Registration Statement, the Registration Statement continues to speak as of the date of the Original Registration Statement, and we have not updated the disclosures contained therein to reflect any events which occurred at a date subsequent to the filing of the Registration Statement. Accordingly, this Amendment No. 1 should be read in conjunction with the Registrant’s filings made with the SEC subsequent to the date of the Original Registration Statement.
Item 8.    Exhibits.

Exhibit No.	Description
5.1	Opinion of Honigman Miller Schwartz and Cohn LLP
10.1	Covisint Corporation 2009 Long Term Incentive Plan, incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement filed on Form S-1 with the Commission on May 14, 2013
15.1*	Awareness Letter of Deloitte & Touche LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Honigman Miller Schwartz and Cohn LLP (included in its opinion filed as Exhibit 5.1 to this Registration Statement)
23.3*	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (included after the signature of the Registrant contained on Signature Page 1 of this Registration Statement)
_______
* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registrant’s Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 23, 2013.

COVISINT CORPORATION
By: /s/ DAVID A. MCGUFFIE
David A. McGuffie
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ DAVID A. MCGUFFIE	President, Chief Executive Officer	December 23, 2013
David A. McGuffie	and Director

/s/ ENRICO DIGIROLAMO	Chief Financial Officer	December 23, 2013
Enrico Digirolamo

*	Director	December 23, 2013
Barry Goldsmith

*	Director	December 23, 2013
William O. Grabe

*	Chairman and Director	December 23, 2013
Robert C. Paul

*By:	/s/ ENRICO DIGIROLAMO
Enrico Digirolamo
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Honigman Miller Schwartz and Cohn LLP
10.1	Covisint Corporation 2009 Long Term Incentive Plan, incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement filed on Form S-1 with the Commission on May 14, 2013
15.1*	Awareness Letter of Deloitte & Touche LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Honigman Miller Schwartz and Cohn LLP (included in its opinion filed as Exhibit 5.1 to this Registration Statement)
23.3*	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (included after the signature of the Registrant contained on Signature Page 1 of this Registration Statement)
________
* Filed herewith